EXHIBIT 10.81

                           AMENDMENT TO STOCK OPTIONS

     This agreement ("Agreement") is entered into as of January 3, 2000, between Triton Energy Limited, a Cayman Islands company (the "Company"), and the undersigned holder of stock options of the Company ("Holder").

     WHEREAS, Holder and the Company are parties to that certain Stock Option Agreement dated as of January 12, 1998 pursuant to which the Holder was granted a stock option (the "Option") to purchase 75,000 ordinary shares of the Company under the Company's 1997 Share Compensation Plan (as amended, the "Plan"), and the Company and Holder desire that the Option should be amended in certain respects;

     NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Option is hereby amended so that it shall terminate and cease to be exercisable on January 12, 2005, subject to the remaining terms of the Plan.

     2. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              TRITON  ENERGY  LIMITED


                              By:____________________________________
                                 James C. Musselman, President and Chief
                                 Executive Officer


                              OPTION  HOLDER:


                              __________________________________________
                              A. E. Turner, III